Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-8 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Fred Meyer, Inc., for the year ended February 1, 1997, as amended by Forms 10-K/A.




DELOITTE & TOUCHE LLP

March 6, 1998